EXHIBIT 10.3

                        ADDENDUM TO EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ADDENDUM is made and entered into as an amendment and addition to that certain Employment Agreement originally dated September 22, 1999, (hereinafter referred to as the "Employment Agreement") by and between NORTH GEORGIA NATIONAL BANK, a National Banking Association with principal offices located in Calhoun, Georgia, (hereinafter referred to as the "Bank"), and DAVID J. LANCE (hereinafter referred to as the "Executive").

     WHEREAS, the original Employment Agreement at Section 13.2 concerning Modification provides that the Employment Agreement between the parties may not be amended in any way except by mutual agreement of the parties in a written instrument; and

     WHEREAS, the parties intend for all terms and provisions set forth in the original Employment Agreement to remain in full force and effect in addition to the terms set forth in this Addendum (the original Employment Agreement being attached hereto as "Exhibit A" and incorporated fully herein by specific reference);

     WHEREAS, the parties now desire and have agreed to amend the original Employment Agreement by way of this written Addendum thereto;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in the original Employment Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the original Employment Agreement by adding provisions at the end of the paragraph comprising Section 4.4 concerning Long-Term Incentives as follows:

          In the event of such a sale or transfer of the Bank, then upon receipt by the Executive of one percent (1%) of the total sale price of the Bank, the Bank shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any and all federal, state, and local income tax and any excise tax on the Gross-Up Payment provided for by this Sec. 4.4, shall be equal to the initial one percent (1%) of the total sale price. Such cash payment of the one percent (1%) of the sale price and the Gross-Up Payment shall be made by the Bank to the Executive upon the closing date of such sale.

          Additionally, during the entire term of this Agreement, the Bank hereby grants to the Executive a Right of First Refusal on any such sale of the-Bank. In the event that the Bank receives a good faith bona fide offer for purchase, then the Bank shall deliver to the executive a certified written copy of such purchase offer. Thereafter, the Executive shall have sixty (60) days either to match the outstanding offer by agreeing to purchase the Bank or to decline to exercise his Right of First Refusal to purchase the Bank. If the


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          Executive  agrees  to  purchase the Bank, the Executive may accomplish such purchase either individually or as a part of any group of investors, partner's, or other financial business arrangements as the Executive, in his sole discretion, may deem appropriate and necessary to complete the purchase transaction.


IN WITNESS WHEREOF, the Executive has executed, and the Bank (pursuant to a resolution adopted at a duly constituted meeting of the Bank's Board of Directors) has executed this Addendum to the original Employment Agreement, as of the 16th day of November, 1999.

                                      NORTH  GEORGIA  NATIONAL  BANK
                                         --------------------------------------

                                      By:/s/  Thomas  M.  Kinnamon
                                         --------------------------------------
                                             THOMAS  M.  KINNAMON
                                             Chairman of the Board of Directors

                                      Attest:/s/  Ernest  M.  Acree,  Jr.
                                         --------------------------------------
                                             ERNEST M. ACREE, JR., Director

[SEAL]
                                        EXECUTIVE
                                         --------------------------------------

                                        By: /s/  David  J.  Lance
                                         --------------------------------------
                                            DAVID  J.  LANCE


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